SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

September 1, 2020

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

12655 North Central Expressway, Suite 1000, Dallas, TX 75243

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ZNOG	OTCQX BEST MARKET

Item 8.01 Other Events

On August 31, 2020, Zion Oil & Gas, Inc. (the Company” or “Zion”) issued a press release with the filing of Form 8-K to describe the transition from Nasdaq Capital Market to OTC Markets. Along with the required letter to Nasdaq informing them of the requested delisting and transition to OTCQX, Zion sent a letter to the Hearings Advisor, Office of the General Counsel, requesting that Zion delist from the Capital Market and Zion withdrew its appeal of the Staff’s delist determination in order to move to OTCQX.

As a result, Zion’s shares will be suspended at the open of business on Wednesday, September 2, 2020 on Nasdaq and begin trading on OTCQX on Wednesday, September 2, 2020 under the symbol “ZNOG.” The Zion warrant “ZNAA” will be traded under the symbol “ZNOGW”.

Investors can find current financial disclosure and Real-Time Level 2 quotes for the Company on www.otcmarkets.com. OTC Link ATS and OTC Link ECN are SEC regulated ATSs, operated by OTC Link LLC, member FINRA/SIPC OTCQX is the premium tier of OTC Markets Group and enables investors to easily trade through the broker of their choice. Investors will have access to real-time bid-ask information and other information through the OTC Disclosure & News Service, which publish and distribute data, news, and financials to a wide audience of investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: September 1, 2020	By:	/s/ Robert Dunn
Robert Dunn
Chief Executive Officer

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